EXHIBIT 23.1












            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM





We consent to the incorporation by reference of our report dated April 29, 2004 on the financial statements and supplemental schedule of the MainSource Financial Group, Inc. 401(k) and Employee Stock Ownership Plan (the "Plan") as of December 31, 2003 and for the year then ended included in this 2003 Annual Report on Form 11-K of the Plan into MainSource Financial Group, Inc.'s Registration Statement on Form S-8 (No. 333-58295) filed with the Securities and Exchange Commission.



                                                /s/ Crowe Chizek and Company LLC

Oak Brook, Illinois
June 28, 2004